UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 3, 2001




                             TRIARC COMPANIES, INC.
                      ------------------------------------
            (Exact name of registrant as specified in its charter)




      Delaware                  1-2207                  38-0471180
      ---------                 -------                  ----------
      (State or other     (Commission File Number)    (IRS Employer
      jurisdiction of                                 Identification Number)
       incorporation)



      280 Park Avenue
      New York, NY                                                10017
      ------------------                                          -----
      (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code:  (212) 451-3000



         (Former name or former address, if changed since last report)




Item 9.     Regulation FD Disclosure

      The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. or Arby's, Inc.

      Our subsidiary, Arby's, Inc., has filed a Uniform Franchise Offering Circular in the State of California that contains certain unaudited
financial  statements.   Accordingly,  pursuant  to  Regulation  FD,  Triarc  is
furnishing in this Report certain information reflected in those financial statements that has not been previously publicly disclosed, as follows:

      o On a consolidated basis, during the eleven months ended November 26, 2000, Arby's had revenues of approximately $79.3 million, operating profit of approximately $45.6 million, income before income taxes of approximately $45.7 million and net income of approximately $27.2 million.






                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRIARC COMPANIES, INC.

Date: January 3, 2001               By: JOHN L. BARNES, JR.
                                        ------------------------
                                        John L. Barnes, Jr.
                                        Executive Vice President and
                                        Chief Financial Officer